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                                                                    EXHIBIT 23.2





                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4), and related Prospectus of National Commerce Bancorporation for the registration of 1,608,688 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of First Community Bancorp, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                        Mauldin & Jenkins, LLC
                                        /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
August 7, 1998